FOR IMMEDIATE RELEASE

CONTACT:
Ann Parker
Director of Corporate Communications
LodgeNet Entertainment Corporation
605-988-1000
communications@lodgenet.com

LODGENET TO EXPAND PRODUCT OFFERINGS
WITH PLUG-AND-PLAY, HIGH-SPEED INTERNET ACCESS (HSIA) SOLUTIONS
FOR THE HOSPITALITY INDUSTRY

Company Updates Guidance for Q4 and Full Year 2002

     New York, NY, December 11, 2002 — LodgeNet Entertainment Corporation (NASD: LNET), the world’s largest provider of broadband, interactive television services to the hospitality industry, today announced during its presentation at the UBS Warburg Media Conference that it is adding a comprehensive, high-speed Internet access (HSIA) service offering to the expansive array of interactive television services it provides to the United States hospitality industry. The Company also updated guidance for the fourth quarter and full-year of 2002.

     LodgeNet President and CEO Scott Petersen, said “The HSIA services will include plug-and-play connectivity solutions for hotel guest rooms, meeting rooms, and public areas as well as the hotel’s back office. Having established relationships with more hotels than any other company in our industry, one of our next priorities is to expand the types of service-based solutions we can offer our hotel partners. Our first focus for creating new service-based solutions, which is not dependent upon deploying LodgeNet-funded capital, is on assisting hotels with their needs for high-speed Internet connectivity for the business traveler. We believe it is a natural extension of our business to leverage our existing sales relationships, our nationwide service organization and our 24-hour customer service operation to provide expanded data services in addition to the traditional LodgeNet services provided through the guest-room television.”

     “As we expand our focus in this area, we will integrate best-in-class technologies, including both wired and wireless solutions, to create quality and dependable broadband networks within our customers’ hotels,” said Senior Vice President, Product and Technology, David M. Bankers. “The value proposition to our hotel customers will be far greater than just the sale of hardware systems that can provide Internet access services. We will deliver turn-key installation, outstanding nationwide technical service and second-to-none guest helpdesk assistance to make the service a true value addition to our hotel customers’ guest and meeting room offerings. Given the size of our existing broadband business, we believe we can leverage our operating scale to offer a very compelling bundle of Internet access services at cost-effective levels to our hotel customers. Our goal is to be our hotel customer’s natural and logical choice for all of their broadband, interactive entertainment and information needs.”

     LodgeNet currently provides HSIA services to more than 145 United States and Canadian hotels. These properties include all Wingate Inn® properties pursuant to the lodging industry’s first chainwide HSIA agreement, announced by LodgeNet and Wingate Inns International, Inc. in January, 1999. LodgeNet also provides TV-based Internet services to more than 1,000 additional properties, encompassing over 250,000 rooms, operating one of the industry’s largest wide area networks from its state-of-the-art network operations center.

2002 Outlook

     With respect to the fourth quarter of 2002, the Company is updating its guidance as follows: For the fourth quarter of 2002 LodgeNet expects to report revenue of between $57.5 and $59.0 million, resulting in EBITDA of $18.0 to $19.0 million and earnings per share of $(0.73) to $(0.81). With regard to financial results for the calendar year 2002, LodgeNet expects to report revenue of between $235.0 and $236.5 million, resulting in EBITDA of $81.0 to $82.0 million and earnings per share of $(2.18) to $(2.26). Petersen said that the fourth quarter is showing weaker than expected hotel occupancy levels.

About LodgeNet

     LodgeNet Entertainment Corporation (www.lodgenet.com) is the leading provider in the delivery of broadband, interactive services to the lodging industry, serving more hotels and guest rooms than any other provider in the world. These services include on-demand digital movies, digital music and music videos, Nintendo® video games, high-speed Internet access and other interactive television services designed to serve the needs of the lodging industry and the traveling public. As one of the largest companies in the industry, LodgeNet provides service to 939,000 rooms (including more than 850,000 interactive guest pay rooms) in more than 5,600 hotel properties worldwide. More than 260 million travelers have access to LodgeNet systems on an annual basis. LodgeNet is listed on NASDAQ and trades under the symbol LNET.

     NOTE: This press release contains “forward-looking statements” within the meaning of federal securities law, including statements concerning business strategies and their intended results, and similar statements concerning anticipated future events and expectations that are not historical facts. The forward-looking statements in this press release are subject to numerous risks and uncertainties, including the effects of economic conditions; supply and demand changes for hotel rooms and LodgeNet products and services; competitive conditions in the lodging industry; competition from other internet access providers or technologies; relationships with clients and property owners; potential effects of litigation; the impact of government regulations; and the availability of capital to finance growth; and unforeseen difficulties, technological and other, which may occur in the installation and operation of HSIA, which could cause actual results to differ materially from those expressed in or implied by the statements herein.

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